Exhibit 99.2



              CBRL GROUP TO RECEIVE $150 MILLION FROM OFFERING OF
                  3.0% ZERO-COUPON SENIOR CONVERTIBLE NOTES


     LEBANON, Tenn. -- March 28, 2002 -- CBRL Group, Inc. (Nasdaq: CBRL) today announced that it has agreed to the sale of 30-year zero-coupon senior notes that are convertible into shares of CBRL common stock (the "Notes"). CBRL anticipates gross proceeds of approximately $150 million, and expects to use those proceeds (1) to fund the purchase of approximately $60 million of its common stock, or approximately 2.1 million shares, simultaneously with the issuance of the Notes and (2) to repay amounts outstanding under its revolving credit facility, which could then be reborrowed and used for general corporate purposes, including additional common stock repurchases. The initial purchaser of the Notes also will have an option to purchase additional Notes to cover overallotments, which would give CBRL up to approximately $22.5 million in additional gross proceeds, a portion of which may be used to purchase an additional amount of CBRL common stock. The Notes have been rated Baa3 by Moody's Investors Service and BBB- by Standard and Poors.

     Terms of the Notes include a yield-to-maturity of 3.0 percent excluding payment of contingent interest, if any, and an initial conversion premium of
34.0 percent over the $28.13 closing bid price of CBRL common stock on Wednesday, March 27, 2002. If certain conditions for conversion (relating to the closing sale prices of CBRL's common stock exceeding certain thresholds for specified measurement periods) are met, holders may convert each of the Notes into 10.8584 shares of CBRL common stock in any fiscal quarter commencing after August 2, 2002. Holders also may convert their Notes into shares of CBRL common stock if called for redemption or upon the occurrence of certain corporate events. Therefore, assuming that the conditions for conversion are met, the Notes will be convertible in the aggregate into approximately 3.985 million shares of CBRL common stock or approximately
4.583 million shares of CBRL common stock if the initial purchaser exercises its entire overallotment option.

     The Notes may not be redeemed by CBRL for five years but are redeemable at any time thereafter at accreted value. Holders of the Notes will have the option to require




CBRL to purchase their Notes at accreted value on the Notes' anniversary dates in years three, five, 10, 15, 20 and 25 after issuance of the Notes. CBRL may choose to pay the purchase price in cash or shares of its common stock (or a combination thereof). Holders also may require CBRL to purchase their Notes for cash at accreted value upon a change in control of CBRL within the first five years after issuance of the Notes.

     This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering memorandum. The Notes and the shares of CBRL common stock issuable upon conversion have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 449 Cracker Barrel Old Country Store(R) restaurants and gift shops located in 41 states and 84 company operated and 11 franchised Logan's Roadhouse(R) restaurants in 17 states.

     EXCEPT FOR SPECIFIC HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS AND PERFORMANCE OF CBRL GROUP, INC. TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THIS DISCUSSION. ALL FORWARD-LOOKING INFORMATION IS PROVIDED BY THE COMPANY PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THESE FACTORS. FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ASSUMPTIONS", "TARGET", "GUIDANCE", "PLANS", "MAY", "WILL", "WOULD", "EXPECT", "INTEND", "ESTIMATE", "ANTICIPATE", "BELIEVE", "POTENTIAL" OR "CONTINUE" (OR THE NEGATIVE OF EACH OF THESE TERMS) OR SIMILAR TERMINOLOGY. FACTORS WHICH WILL AFFECT ACTUAL RESULTS INCLUDE, BUT ARE NOT LIMITED TO: ADVERSE GENERAL ECONOMIC CONDITIONS INCLUDING UNCERTAIN CONSUMER CONFIDENCE EFFECTS ON SALES; THE ACTUAL RESULTS OF PENDING OR THREATENED LITIGATION; THE EFFECTS OF NEGATIVE PUBLICITY; ADVERSE WEATHER CONDITIONS; COMMODITY, WORKERS' COMPENSATION, GROUP HEALTH AND UTILITY PRICE INCREASES; THE EFFECTS OF PLANS INTENDED TO IMPROVE OPERATIONAL EXECUTION AND PERFORMANCE; THE EFFECTS OF INCREASED COMPETITION AT COMPANY LOCATIONS ON SALES AND ON LABOR RECRUITING, COST AND RETENTION; THE ABILITY OF AND COST TO THE COMPANY TO RECRUIT, TRAIN AND RETAIN QUALIFIED RESTAURANT HOURLY AND MANAGEMENT EMPLOYEES; THE ABILITY OF THE COMPANY TO IDENTIFY SUCCESSFUL NEW LINES OF RETAIL MERCHANDISE; THE AVAILABILITY AND COST OF ACCEPTABLE SITES FOR DEVELOPMENT; THE ACCEPTANCE OF THE COMPANY'S CONCEPTS AS THE COMPANY CONTINUES TO EXPAND INTO NEW MARKETS AND GEOGRAPHIC REGIONS; CHANGES IN INTEREST RATES AFFECTING THE COMPANY'S FINANCING COSTS; CHANGES IN OR IMPLEMENTATION OF ADDITIONAL GOVERNMENTAL RULES AND REGULATIONS AFFECTING WAGE AND HOUR MATTERS, HEALTH AND SAFETY, PENSIONS AND INSURANCE; PRACTICAL OR PSYCHOLOGICAL EFFECTS OF TERRORIST ACTS OR MILITARY RESPONSES; OTHER UNDETERMINABLE AREAS OF GOVERNMENT ACTIONS OR REGULATIONS; AND OTHER FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, PRESS RELEASES AND OTHER COMMUNICATIONS.